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                                                                    Exhibit 99.1




News Release

Investor Relations Contact:                  Corporate Communications Contact:
Michael Buehler-Garcia                       Abbie Kendall
PDF Solutions, Inc.                          Armstrong Kendall, Inc.
Tel: (408) 938-4497                          Tel: (503) 672-4681
Email: mbg@pdf.com                           Email: abbie@akipr.com



                  PDF SOLUTIONS(R) FILES AMENDED FORM 10-Q/A TO
                CORRECT ERROR IN PRO FORMA ACQUISITION FOOTNOTE

      SAN JOSE, Calif. -- November 20, 2003 -- PDF Solutions, Inc. (Nasdaq:
PDFS) today filed an amended Report on Form 10-Q/A for the period ending September 30, 2003. The amendment corrects errors in the table at the top of page 7 with respect to footnote #2 ("Acquisitions -- IDS Software Systems"). The table has been restated to correctly state unaudited pro forma financial results for both the three- and nine-month periods ended September 30, 2003.

ABOUT PDF SOLUTIONS

PDF Solutions, Inc. (NASDAQ:PDFS) is the leading provider of process-design integration technologies to enhance IC manufacturability. PDF Solutions' software, methodologies, and services enable semiconductor companies to create more manufacturable IC designs and more capable manufacturing processes. By simulating nanometer-scale product and process interactions, PDF Solutions offers clients reduced time-to-market, increased IC yield and performance, and increased product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions(R) is a registered trademark of PDF Solutions, Inc.